Exhibit 10.1

RETIREMENT AGREEMENT

This Retirement Agreement (this “Agreement”) is entered into by and between NATURAL GAS SERVICES GROUP, INC., a Colorado corporation (the “Company”), and Stephen C. Taylor (“Executive,” and, together with the Company, the “Parties”).

    WHEREAS, Executive is the Chairman, Chief Executive Officer and President of the Company;

WHEREAS, the Company and Executive are parties to that certain Amended and Restated Employment Agreement dated April 27, 2015 (the “Employment Agreement”); and

WHEREAS, Executive desires to retire from his full time duties with the Company and pursue his personal interests and is willing to provide transitional services to the Company.

NOW, THEREFORE, in consideration of the mutual promises, agreements, and representations contained herein, and intending to be legally bound hereby, Executive and the Company hereby agree as follows:

1.Retirement. Effective as of May 17, 2022 (the “Retirement Date”), Executive (i) will and does hereby resign as an officer of the Company and its subsidiaries, and (ii) will no longer be, and shall not hold himself out as, an officer of the Company or any of its subsidiaries. Executive will continue as a member of the Board of Directors of the Company (the “Board”) and as its Chair.

2.Transition.

(a)The Executive will continue as an employee of Company for a period (the “Transition Period”) from the Retirement Date through June 30, 2023 (the “Transition Period Expiration Date”), for a monthly salary of $51,000 (prorated for partial months). During the Transition Period, Executive will cooperatively and constructively perform services as reasonably directed by the Company which relate to his (i) serving as a member of the Board, (ii) acting as Chair of the Board during any period he is serving in that role, and (iii) assisting in the transition of his duties and knowledge to the officers and executives of the Company as requested and at the direction of the Chief Executive Officer of the Company (the “CEO”) (all such services, the “Transition Services”). For clarity, the Company cannot by contract take away the discretion of the Board regarding the election of its Chair and the Transition Period may only be terminated by the Company for Cause. The election of another individual as Chair of the Board shall not be considered a termination of the Transition Period, reduce any of the compensation or other obligations under this agreement or have any impact on any other provision of this Agreement.

(b)The Transition Services shall be considered continuous service by the Executive to the Company for purposes of the vesting of all of Executive’s outstanding equity awards. If the Transition Period is not terminated prior to June 30, 2023 for Cause (defined herein as defined in the Employment Agreement), all of Executive’s equity awards or cash awards in lieu of equity (whether already awarded, conditionally awarded or to be awarded), as verified and confirmed by Company records and the Company’s independent share custodian, shall be fully vested as of that date.

(c)Coverage of the Executive and Executive’s eligible dependents at Company’s expense under the Company’s health and welfare plan(s) will continue during the Transition Period, with the following considerations: (i) the Company shall pay all monthly premiums for any health insurance plans, including but not limited to disability, dental and vision plans, and similar benefit plans in which the Executive chooses to participate, provided that said plans are available through the Company as a customary employee benefit (ii) the Company shall pay the premiums for comprehensive term life insurance for the Executive in coverage amounts up to $1,836,000 and (iii) continue to provide Executive with the various incidental benefits as have been customarily provided to Executive prior to the Retirement Date. The Transition Period Expiration Date shall be the retirement date for purposes of Medicare enrollment requirements. After the Transition Period Expiration Date, pursuant to governing law and independent of this Agreement, Executive is entitled to elect benefit continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), for Executive and any eligible dependents if Executive timely applies for such coverage. Such COBRA coverage will be subject to the provisions of COBRA and the Company’s medical plan(s), which may be modified from time to time.

(d)During the Transition Period, the Executive will perform the Transition Services subject to his reasonable personal availability. It is not contemplated that the Executive will provide services on a full-time, day-to-day basis during the Transition Period or will be required to be in person at the offices of the Company on a day-to-day basis. Executive shall be permitted to provide the Transition Services remotely, subject to the reasonable requirements of the Company’s business.

(e)During the Transition Period, Executive shall remain eligible to continue participating in the Company’s Deferred Compensation Plan, and any amounts accrued thereunder shall become payable as provided in that plan and any applicable elections made by Executive.

3.Certain Payments. In consideration for Executive’s execution of and compliance with this Agreement, the release provisions in Paragraphs 5 through 7 of this Agreement, as applicable, and compliance with the Surviving Provisions (as defined below), and in full settlement of any compensation or benefits to which Executive otherwise could claim to be entitled to:

(a)Provided that the Post-Transition Period Release in the form set forth in Exhibit A to this Agreement (the “Post-Transition Period Release”), is executed by Executive within ten (10) days after the Transition Period Expiration Date and is not revoked pursuant to the terms thereof the Company will pay Executive $1,224,000 in cash on July 17, 2023 (the “Cash Payment”). Executive acknowledges that the mutual promises, covenants, releases, and waivers set forth in the Post-Transition Period Release shall be considered additional and necessary consideration for the Cash Payment and the payment of the compensation described in the remainder of this Paragraph.

(b)Executive shall continue as a participant under the Amended and Restated Annual Incentive Bonus Plan (the “STI”) of the Company through the end of the Transition Period and shall receive the bonus as provided for in the STI in the amount of $612,000, which shall be payable as and when payments are generally made under the STI to the Company’s executives in March 2023. Subject to the requirement that the Executive execute the Post-Transition Period Release within the required time period and it is not revoked, the Company will pay Executive an additional bonus in lieu of participation in the 2023 STI equal to $1,530,000, payable in cash on July 17, 2023.

(c)Executive shall continue to be eligible for the long term incentive award pursuant to the plan for 2022 adopted by the Compensation Committee of the Board (the “LTI”) and shall receive the equity award as provided for in the LTI based on 2022 performance at the same time as LTI awards are made to all Company executives in March 2023. For 2022, the LTI award shall have a fair market value on the grant date of $612,000, and in the event there are insufficient shares available for issuance under the LTI plan, such award shall be made in cash, in a lump sum. Any equity awards made pursuant to the LTI for 2022 performance shall be considered immediately vested upon grant. Subject to the requirement that the Executive execute the Post-Transition Period Release within the required time period and it is not revoked, the Company will grant Executive an additional, fully vested LTI award with a fair market value on the grant date of $100,000, and in the event there are insufficient shares available for issuance under the applicable equity award plan at the time of such grant, such award shall be made in cash.

(d)The Company shall pay the premiums for the health and life insurance of Executive and any eligible dependents under the applicable plans of the Company for the three-year period after the Transition Period Expiration Date at benefit levels that are substantially the same as in effect immediately prior to the Retirement Date. If the eligibility for coverage of the Executive under any such plans expires during such three-year period then Company shall obtain comparable coverage for Executive and any eligible dependents at its expense. For any period during which Medicare would provide primary coverage to Executive and/or his eligible dependents, the Company shall, in addition to the foregoing, reimburse Executive for the cost of Medicare Parts A, B and D, Medicare Advantage/Prescription Drug Plans (or any like program as may be available), and/or premiums for Part D or prescription drug plan, and/or one or more Medicare Supplemental I insurance plans (e.g., AARP, Medicare Part F, etc.), as applicable, for the Medicare-eligible individual, so that the health benefits offered to Executive (and his eligible dependents) are in the aggregate substantially the same as in effect immediately prior to the Retirement Date.  For purposes of this paragraph, dependent coverage shall extend to any dependent covered on the Transition Period Expiration Date and any new dependent of Executive by marriage, birth or adoption during the three-year period after the Transition Period Expiration Date.

(e)Upon the end of the Transition Period, Executive shall be entitled to retain his Company-issued cell phone and the number associated with it, and Company shall work with Executive to assign such phone and number to a contract and carrier of his choosing.

(f)The Company shall pay Executive on May 17, 2022 a one-time amount equal to $70,615 for all vacation time accrued through the Retirement Date. Executive will cease accruing additional paid vacation time as of the Retirement Date.

(g)If during the Transition Period the Executive resigns from the performance of any of the Transition Services for any reason (including, without limitation, resigning as a director), or is terminated from the role of performing of any of his Transition Duties by the Company for Cause, Executive will only be entitled to his base consulting fee provided for in Section 2(a) through the date of such termination, and accordingly his right to receive any unearned compensation pursuant to Section 3(a), 3(b), and 3(c) shall terminate. Furthermore, in the event that Executive dies or becomes disabled during the Transition Period, subject to the execution of the Post-Transition Period Release by his representatives on behalf of himself and his estate, the amounts and benefits provided for in this Paragraph 3 shall be paid to him or his estate, as applicable, pursuant to the terms of this Agreement.

4.Withholding. The Company shall be permitted to deduct or withhold for, or on account of, any present or future taxes, duties, assessments or governmental charges on any payments hereunder at the minimum rate permitted by law, and that the Company shall not be obligated to pay any additional amount, gross up or otherwise indemnify in connection with the foregoing. The Company makes no representations to Executive regarding the taxability and/or tax implications of the payments under this Agreement. The Company shall have no responsibility or liability for any U.S. federal, state, local or non-U.S. taxes that may be owed by Executive in connection with the payments made pursuant to this Agreement. Executive agrees and acknowledges that he shall assume full responsibility and shall be solely liable for all taxes, penalties and interest individually owed by him with respect to any payments made pursuant to this Agreement and the Post-Transition Period Release.

5.Full Discharge. Executive acknowledges and agrees that the consideration provided hereunder is in full discharge of any and all obligations owed to Executive, monetarily or otherwise, with respect to Executive’s employment. Executive specifically acknowledges and agrees that Executive is not entitled to any other salary, wages, commissions, overtime, premiums, paid time off, vacation, sick pay, holiday pay, personal day pay, royalties, equity, phantom equity, grants, carried interest, bonuses, or other forms of compensation, benefits, fringe benefits, perquisites, interests, or payments of any kind or nature whatsoever (collectively, “Compensation”), except as explicitly provided in this Agreement.

6.Release. In exchange for the consideration provided to Executive pursuant to this Agreement, Executive, on behalf of himself and all of Executive’s heirs, executors, administrators, successors, and assigns (collectively, “Releasors”), hereby releases and forever waives and discharges any and all claims, liabilities, causes of action, demands, charges, complaints, suits, rights, costs, debts, expenses, promises, agreements, or damages of any kind or nature (collectively, “Claims”) that Executive or any of the other Releasors ever had, now have, or might have against the Company or any of its current, former, or future affiliates, or any of their respective current, former, or future subsidiaries, parents, related companies, controlling shareholders, or divisions (collectively with the Company, the “Company Entities”), or any of the Company Entities’ respective directors, members, managers, officers, partners, employees, consultants, contractors, advisors, agents, benefit plans, attorneys, successors, assigns, (collectively with the Company Entities, the “Company Parties”), or any of the Company Parties’ respective family members, estates, heirs, or assigns (collectively with the Company Parties, the “Releasees,” and each a “Releasee”), arising at any time prior to the Effective Date, whether such Claims are known to Executive or unknown to Executive, whether such Claims are accrued or contingent, including, but not limited to, any and all (a) Claims arising out of, or that might be considered to arise out of or to be connected in any way with, Executive’s employment or other relationship with any of the Releasees, (b) Claims under any contract, agreement, or understanding that Executive may have with any of the Releasees, whether written or oral, whether express or implied, including, without limitation, the Employment Agreement; (c) Claims arising under any federal, state, foreign, or local law, rule, constitution, ordinance, or public policy, including, without limitation, (i) Claims arising under the Age Discrimination in Employment Act of 1987, the Older Workers Benefit Protection Act of 1990, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, 42 U.S.C. § 1981, the Civil Rights Act of 1991, the Americans With Disabilities Act, the Family and Medical Leave Act, the Executive Retirement Income Security Act of 1974, the Vietnam Era Veterans Readjustment Act of 1974, the Immigration Reform and Control Act of 1986, the Equal Pay Act, the Labor Management Relations Act, the National Labor Relations Act, the Occupational Safety and Health Act, the Genetic Information Nondiscrimination Act of 2008, the Rehabilitation Act of 1973, the Uniformed Services Employment and Reemployment Rights Act, the Worker Adjustment and Retraining Notification Act, the Sarbanes-Oxley Act of 2002, the Dodd-Frank Act, the Internal Revenue Code of 1986, as amended (the “Code”), as all such laws have been amended from time to time, or any other federal, state, foreign, or local labor law, wage and hour law, worker safety law, Executive relations or fair employment practices law, or public policy, (ii) Claims arising in tort, including, but not limited to, Claims for misrepresentation, defamation, libel, slander, invasion of privacy, conversion, replevin, false light, tortious interference with contract or economic advantage, negligence, fraud, fraudulent inducement, quantum meruit, promissory estoppel, prima facie tort, restitution, or the like, and (iii) Claims for Compensation, other monetary or equitable relief, attorneys’ or experts’ fees or costs, forum fees or costs, or any tangible or intangible property of Executive’s that remains with any of the Releasees; and (d) Claims arising under any other applicable law, regulation, rule, policy, practice, promise, understanding, or legal or equitable theory whatsoever; provided, however, that Executive does not release (i) any claims that arise after the date he executes this Agreement; (ii) any Claims for breach of this Agreement or to enforce the terms of this Agreement; (iii) any Claims pursuant to the Deferred Compensation Plan of the Company; (iv) any rights in connection with the equity grants described in Section 2(b); (v) any Claims that cannot be waived or released as a matter of law; (vi) reimbursement for reasonable business and other expenses consistent with past practice, that have been properly submitted for reimbursement pursuant to Company policies in effect from time to time; (vii) any vested rights the Executive has under the Company’s employee benefit and welfare benefit plans as a result of Executive’s service with the Company; and (viii) any rights to indemnification under the bylaws of the Company relating to his status as an officer of the Company or member of the Board of Directors or any claim for coverage, if any, under any Company liability insurance policy as an officer of the Company or member of the Board of Directors.

7.No Pending Suits. Executive represents and warrants that Executive has never commenced or filed, or caused to be commenced or filed, any lawsuit or arbitration against any of the Releasees or assigned any Claims to any other person. Except as otherwise provided in Paragraph 6 of this Agreement, Executive further agrees not to directly or indirectly commence, file, or in any way pursue, or cause or assist any person or entity to commence, file, or pursue, any Claim, lawsuit or arbitration against any of the Releasees in the future. Notwithstanding anything in this Agreement, any other agreement between Executive and the Company, or any Company policy to the contrary, Executive is not restricted or prohibited from initiating communications directly with, responding to any inquiries from, providing truthful testimony before, providing information to (except information protected by any of the Releasees’ attorney-client or work product privilege), reporting possible violations of law or regulation to, or from filing a claim or assisting with an investigation directly with a self-regulatory authority or a government agency or entity, including the U.S. Equal Employment Opportunity

Commission (“EEOC”), the Department of Labor ("DOL"), the National Labor Relations Board ("NLRB"), the Department of Justice ("DOJ"), the Securities and Exchange Commission ("SEC"), the Congress, and any agency Inspector General (collectively, the "Regulators"), or from making other disclosures that are protected under the whistleblower provisions of state or federal law or regulation. However, Executive agrees that he is waiving his right to receive any individual monetary or other relief (including, but not limited to, reinstatement, back pay, front pay, damages, attorneys’ or experts’ fees, costs, and/or disbursements) from the Releasees resulting from such claims, regardless of whether Executive or another party has filed them. Executive does not need the prior authorization of the Company to engage in such communications, respond to such inquiries, provide information (except information protected by any of the Releasees’ attorney-client or work product privilege) or documents to the Regulators, or make any such reports or disclosures to the Regulators. Executive is not required to notify the Company that he has engaged in such communications with the Regulators. In the event Executive discloses any Confidential Information in a filing in connection with a legal claim related to the foregoing permissible activities, Executive agrees that such filing shall be made under seal.

8.Indemnity. Executive agrees to indemnify and hold harmless each and all of the Releasees from and against any and all direct and indirect losses, costs, damages, and/or expenses, including, but not limited to, attorneys’ and experts’ fees, costs, and disbursements incurred by the Releasees, or any of them, arising out of any breach by Executive of this Agreement, or out of the fact that any representation or warranty made by Executive in this Agreement was false when made. Each of the Releasees is expressly intended to be a third party beneficiary of this Agreement and shall have authority to enforce this Agreement in accordance with its terms. The Company agrees to indemnify and hold harmless Executive from and against any and all direct and indirect losses, costs, damages, and/or expenses, including, but not limited to, attorneys’ and experts’ fees, costs, and disbursements incurred by the Executive and the Releasors, or any of them, arising out of any breach by the Company of this Agreement

9.Confidential Information.

(a)Executive acknowledges that in the course of his employment with the Company, he was exposed to, and had access to, Confidential Information (as defined in the Employment Agreement). Executive agrees to comply with his obligations pursuant to the Employment Agreement with respect to the Confidential Information.

(b)In accordance with the Defend Trade Secrets Act, 18 U.S.C. § 1833(b), and other applicable law, nothing in this Agreement, the Employment Agreement, or any other agreement or policy of the Company shall prevent Executive from, or expose Executive to criminal or civil liability under federal or state trade secret law for, (i) directly or indirectly sharing any Company Entity’s trade secrets or other Confidential Information (except information protected by any of the Company Entities’ attorney-client or work product privilege) with law enforcement, an attorney, or any federal, state, or local government agencies, regulators, or officials (including the EEOC, the SEC), for the purpose of investigating, reporting, or complaining of a suspected violation of law, whether in response to a subpoena or otherwise, without notice to the Company, or (ii) disclosing the Company’s trade secrets in a filing in connection with a legal claim, provided that the filing is made under seal.
10.Legal Proceedings.

(a)    Except as provided in Paragraphs 7 and 9, above, Executive agrees that in the event he is served with a subpoena, document request, information request, interrogatory, or any other legal process that will or may require him to disclose any Confidential Information, whether during his employment or thereafter, he will immediately or as soon thereafter as practical notify an administrative officer or compliance counsel of the Company of such fact, in writing (by email to be followed by Fed Ex or UPS overnight delivery), and provide a copy of such subpoena, document request, information request, interrogatory, or other legal process, unless such subpoena, document request, interrogatory, or other legal process both is from a court or governmental agency and explicitly prohibits him from doing so.

(b)    Executive agrees that he will provide reasonable and timely cooperation, subject to his personal and professional availability, in connection with (i) any actual or threatened litigation,

inquiry, review, investigation, process, or other matter, action, or proceeding (whether conducted by or before any court, regulatory, or governmental entity, or by or on behalf of any Company Party), that relates to events occurring during his period of service at the Company or about which the Company otherwise believes Executive may have relevant information; (ii) solely during the Transition Period, the transitioning of his role and responsibilities to other personnel; and (iii) the provision of information in response to Company’s requests and inquiries in connection with his separation. Executive’s cooperation shall include being reasonably available to (x) meet with and provide information to the Company Parties and their counsel or other agents in connection with fact-finding, investigatory, discovery, and/or pre-litigation or other proceeding issues, and (y) provide truthful testimony (including via affidavit, deposition, at trial, or otherwise) in connection with any such matter, all without the requirement of being subpoenaed. Company shall schedule Executive’s cooperation pursuant to this Paragraph so as not to unduly interfere with his other personal or professional pursuits. The Company will reimburse Executive for all of his reasonable expenses incurred by him in connection with his cooperation under this Paragraph 10(b), including, pre-approved travel, lodging and meal costs, and in the event that such cooperation is provided after the Transition Period, Executive shall be compensated at a rate of $350 per hour, for any time spent commencing after the first hour, including travel time.
11.Surviving Provisions. Executive agrees and acknowledges that the following provisions of the Employment Agreement will remain in full force and effect and will continue to bind Executive following the Retirement Date: Section 6.1 (Business Opportunities and Intellectual Property), Section 6.3 (Confidentiality Obligations), Section 6.4 (Non-Compete Covenant), Section 7 (Non-Disparagement), and Section 12 (Indemnification) (all of the foregoing, the “Surviving Provisions”). The Executive agrees that the Non-Competition Period (as defined in Section 6.5 of the Employment Agreement) will begin on the Transition Period Expiration Date and that any provision of Section 6.5 that would shorten the Non-Competition Period to less than two (2) years after the Transition Period Expiration Date is hereby waived, provided however, that if the Company breaches this Agreement, the Non-Competition Period shall end. To the extent there is a conflict between the Surviving Provisions and this Agreement, the terms of this Agreement shall govern. Other than the Surviving Provisions, the Employment Agreement shall no longer have any force or effect.

12.No Presumption. This Agreement, including the Surviving Provisions and Transition Period Release, shall be interpreted strictly in accordance with its terms, to the maximum extent permissible under governing law, and shall not be construed against or in favor of any Party, regardless of which Party drafted this Agreement or any provision hereof. If any provision of this Agreement (including the Surviving Provisions and the Post-Transition Period Release delivered pursuant to the terms hereof) is determined to be unenforceable as a matter of governing law, an arbitrator or reviewing court of appropriate jurisdiction shall have the authority to “blue pencil” or otherwise modify such provision so as to render it enforceable while maintaining the Parties’ original intent to the maximum extent possible. Each provision of this Agreement is severable from the other provisions hereof, and if one or more provisions hereof are declared invalid, the remaining provisions shall nevertheless remain in full force and effect. For purposes of this Agreement, the connectives “and,” “or,” and “and/or” shall be construed either disjunctively or conjunctively as necessary to bring within the scope of a sentence or clause all subject matter that might otherwise be construed to be outside of its scope.

13.Entire Agreement. This Agreement, including the Surviving Provisions and Transition Period Release, sets forth the entire agreement between the Parties hereto, fully supersedes any and all prior agreements or understandings between the Parties, and can be modified only in a written agreement signed by Executive, on the one hand, and the Chief Executive Officer or President of the Company, on the other hand. Executive specifically acknowledges and agrees that notwithstanding any discussions or negotiations Executive may have had with any of the Releasees prior to the execution of this Agreement, Executive is not relying on any promises or assurances other than those explicitly contained in this Agreement. This Agreement, including the Surviving Provisions and Transition Period Release, shall be deemed to have been made in Midland, Texas, and shall be interpreted, construed, and enforced pursuant to the laws of the State of Texas, without giving effect to Texas’s conflict or choice of law principles. Any disputes arising under this Agreement or otherwise arising between Executive and any of the Releasees, shall be enforced in accordance with Paragraph 18, below.

14.No Admission. This Agreement shall not in any way be construed as an admission by any of the Releasees of any liability or of any wrongful acts whatsoever against Executive or any other person.
15. Tax Matters.
(a)To the extent applicable, this Agreement is intended to satisfy, or be exempt from, the requirements of Sections 409A of the Code, including current and future guidance and regulations interpreting such provisions (“Section 409A”), and it should be interpreted accordingly. Notwithstanding the foregoing, the Company does not guarantee that any payment hereunder complies with or is exempt from Section 409A and neither the Company, nor its executives, directors, officers, employees or affiliates shall have any liability with respect to any failure of any payments or benefits herein to comply with or be exempt from Section 409A. Each payment made under this Agreement will be treated as a separate payment for purposes of Section 409A and the right to a series of installment payments under this Agreement is to be treated as a right to a series of separate payments. In no event may Executive, directly or indirectly, designate the calendar year of any payment to be made under this Agreement or otherwise which constitutes a “deferral of compensation” within the meaning of Section 409A. Notwithstanding anything in this Agreement to the contrary, any compensation or benefits payable under this Agreement that are considered nonqualified deferred compensation under Section 409A and are designated under this Agreement as payable upon Executive’s termination of employment shall be payable only upon Executive’s “separation from service” with the Company within the meaning of Section 409A (a “Separation from Service”). Notwithstanding anything in this Agreement to the contrary, if Executive is determined by the Company in good faith at the time of Executive’s Separation from Service to be a “specified employee” for purposes of Section 409A, to the extent any portion of the benefits to which Executive is entitled under this Agreement upon such Separation from Service constitute a “deferral of compensation” within the meaning of Section 409A and which do not otherwise qualify under the exemptions under Treas. Reg. § 1.409A-1 (including without limitation, the short-term deferral exemption and the permitted payments under Treas. Reg. § 1.409A-1(b)(9)(iii)(A)), such portion of Executive’s benefits shall not be provided to Executive prior to the earlier of (i) the expiration of the six-month period measured from the date of Executive’s Separation from Service with the Company or (ii) the date of Executive’s death. Upon the first business day following the expiration of the applicable Section 409A period, all payments deferred pursuant to the preceding sentence shall be paid in a lump sum to Executive (or Executive’s estate or beneficiaries), and any remaining payments due to Executive under this Agreement shall be paid as otherwise provided herein.
(b)All payments pursuant to this Agreement shall be subject to Section 13.11 of the Employment Agreement.
16.Legal Effect. By signing below, Executive expressly acknowledges, represents, and warrants that Executive has carefully read this Agreement, including the Surviving Provisions and Transition Period Release; that Executive fully understands the terms, conditions, and significance of this Agreement and its final and binding effect; that no other promises or representations were made to Executive other than those set forth in this Agreement; that Executive is fully competent to manage Executive’s business affairs and understands that Executive may be waiving legal rights by signing this Agreement; that the Company has advised Executive to consult with an attorney concerning this Agreement; that Executive has executed this Agreement voluntarily, knowingly, and with an intent to be bound by this Agreement; and that Executive has full power and authority to release Executive’s Claims as set forth herein and has not assigned any such Claims to any other individual or entity.
17.Remedies; Arbitration.
(a)    Executive agrees that his breach of this Agreement, including the Surviving Provisions and the Post-Transition Period Release delivered pursuant to the terms hereof, would result in irreparable and continuing harm to the Releasees for which there is no adequate remedy at law. Therefore, each of the Releasees shall be entitled to obtain emergency equitable relief, including a temporary restraining order and preliminary injunction, from a state or federal court of competent jurisdiction, without first posting a bond, to restrain any such breach or threatened breach. Such relief shall be in addition to any and all other remedies, including damages, available to the Releasees. Upon the issuance (or denial) of an injunction, the underlying merits of any dispute shall be resolved in accordance with Paragraph 17(b), below.
(b)Except as provided in Paragraph 17(a), above, the Parties irrevocably and unconditionally agree that any past, present, or future dispute, controversy, or claim arising under or relating to this Agreement or otherwise arising between Executive, on the one hand, or any of the Releasees, on the other hand, including both claims brought by Executive and claims brought against Executive, shall be submitted for resolution to final and binding arbitration in Midland, Texas (or such other place as may be agreed to by the parties) before a single arbitrator, selected in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association (“AAA”), in accordance with the procedures required under Texas law; provided, however, that the Company may seek injunctive relief in a lawsuit filed in a court of competent jurisdiction in order to prevent irreparable harm or preserve the status quo. CLAIMS BY EXECUTIVE AND THE COMPANY MAY ONLY BE BROUGHT IN THE PARTY’S INDIVIDUAL CAPACITY, AND NOT AS A PLAINTIFF OR CLASS MEMBER IN ANY PURPORTED CLASS OR REPRESENTATIVE PROCEEDING, AND EXECUTIVE HEREBY WAIVES THE RIGHT TO BRING ANY CLAIM AS A MEMBER OF ANY CLASS OR COLLECTIVE GROUP. This arbitration clause, and its enforcement, shall be governed by the Federal Arbitration Act. Any award pursuant to said arbitration shall be accompanied by a written opinion of the arbitrator setting forth the reason for the award, including findings of fact and conclusions of law. The award rendered by the arbitrator shall be conclusive and binding upon the parties hereto, and judgment upon the award may be entered, and enforcement may be sought in, any court of competent jurisdiction. Each party shall pay its own expenses of arbitration and the expenses of the arbitrator (including compensation). EXECUTIVE UNDERSTANDS THAT, ABSENT THIS AGREEMENT, EXECUTIVE AND THE COMPANY WOULD HAVE THE RIGHT TO SUE EACH OTHER IN COURT, AND THE RIGHT TO A JURY TRIAL, BUT, BY THIS AGREEMENT, BOTH PARTIES GIVE UP THAT RIGHT. Company shall reimburse Executive an amount not to exceed $75,000 for any and all legal expenses incurred, including costs of the arbitration and reasonable attorneys’ fees, by Executive to litigate, mediate or arbitrate any disagreement between Executive and the Company that arises out of this Agreement.

18.OWBPA. Under the Older Workers Benefit Protection Act of 1990, Executive acknowledges the following:

(a)That Executive has been advised and is hereby advised by the Company to consult an attorney regarding this Agreement before executing it;

(b)That Executive has been afforded twenty-one (21) days to consider whether he is willing to enter into it, although Executive may, in the exercise of his own discretion, sign it or reject it at any time before the expiration of the 21 days;

(c)That, within seven (7) days after executing this Agreement, Executive may revoke it by delivering a written notice of revocation to the same person as Employee returned this Agreement; and

(d)That this Agreement is not enforceable until the 7-day revocation period has passed.

19.Effective Date. This Agreement will immediately become fully binding, effective, irrevocable, and enforceable on the date it is executed (the “Effective Date”). If Executive fails to timely execute and return this Agreement or revokes this Agreement within the seven (7) day revocation period provided for in Paragraph 18, then this Agreement will automatically be null and void and of no force or effect. By signing below, Executive acknowledges that he has carefully read the Agreement and that Executive has had the opportunity to thoroughly discuss its terms with counsel of his choosing. Executive fully understands the terms of the Agreement and its final and binding effect. No other promises or representations were made to Executive other than those set forth in the Agreement.
[SIGNATURE PAGE FOLLOWS]

The Parties hereto have executed this Agreement as of the date indicated below.

COMPANY:
NATURAL GAS SERVICES GROUP, INC.

By:	/s/ John W. Chisholm	Date:	May 17, 2022
John W. Chisholm
Lead Independent Director

EXECUTIVE:

By:	/s/ Stephen C. Taylor	Date:	May 17, 2022
Stephen C. Taylor

EXHIBIT A
POST-TRANSITION PERIOD RELEASE

In exchange for the consideration provided to Stephen C. Taylor (“Executive”) under the Separation Release and Transition Agreement (the “Agreement”) entered into by Executive and Natural Gas Services Group, Inc. (the “Company”), to which this Post-Transition Period Release (“Post-Transition Period Release”) is annexed, and as a precondition to Executive’s receipt of the consideration provided for in Paragraph 3(b), (c), and (d) of the Agreement (the “Release Consideration”), Executive hereby agrees as set forth below. Any capitalized terms utilized in this Post-Transition Period Release but not defined herein shall have the same meanings as ascribed to them in the Agreement.

1.In exchange for the Release Consideration, Executive, on behalf of herself and all of Executive’s heirs, executors, administrators, successors, and assigns (collectively, “Releasors”), hereby releases and forever waives and discharges any and all claims, liabilities, causes of action, demands, charges, complaints, suits, rights, costs, debts, expenses, promises, agreements, or damages of any kind or nature (collectively, “Claims”) that Executive or any of the other Releasors ever had, now have, or might have against the Company or any of its current, former, or future affiliates, or any of their respective current, former, or future subsidiaries, parents, related companies, controlling shareholders, or divisions (collectively with the Company, the “Company Entities”), or any of the Company Entities’ respective directors, members, managers, trustees, officers, employees, consultants, contractors, advisors, agents, benefit plans, attorneys, successors, assigns, or investment funds (collectively with the Company Entities, the “Company Parties”), or any of the Company Parties’ respective family members, estates, heirs, or assigns (collectively with the Company Parties, the “Releasees,” and each a “Releasee”), arising at any time prior to the Post-Transition Period Release Effective Date, whether such Claims are known to Executive or unknown to Executive, whether such Claims are accrued or contingent, including, but not limited to, any and all (a) Claims arising out of, or that might be considered to arise out of or to be connected in any way with, Executive’s employment or other relationship with any of the Releasees, (b) Claims under any contract, agreement, or understanding that Executive may have with any of the Releasees, whether written or oral, whether express or implied, including, without limitation, the Employment Agreement; (c) Claims arising under any federal, state, foreign, or local law, rule, constitution, ordinance, or public policy, including, without limitation, (i) Claims arising under the Age Discrimination in Employment Act of 1987, the Older Workers Benefit Protection Act of 1990,Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, 42 U.S.C. § 1981, the Civil Rights Act of 1991, the Americans With Disabilities Act, the Family and Medical Leave Act, the Executive Retirement Income Security Act of 1974, the Vietnam Era Veterans Readjustment Act of 1974, the Immigration Reform and Control Act of 1986, the Equal Pay Act, the Labor Management Relations Act, the National Labor Relations Act, the Occupational Safety and Health Act, the Genetic Information Nondiscrimination Act of 2008, the Rehabilitation Act of 1973, the Uniformed Services Employment and Reemployment Rights Act, the Worker Adjustment and Retraining Notification Act, the Sarbanes-Oxley Act of 2002, the Dodd-Frank Act, the Internal Revenue Code of 1986, as all such laws have been amended from time to time, or any other federal, state, foreign, or local labor law, wage and hour law, worker safety law, Executive relations or fair employment practices law, or public policy, (ii) Claims arising in tort, including, but not limited to, Claims for misrepresentation, defamation, libel, slander, invasion of privacy, conversion, replevin, false light, tortious interference with contract or economic advantage, negligence, fraud, fraudulent inducement, quantum meruit, promissory estoppel, prima facie tort, restitution, or the like, and (iii) Claims for Compensation, other monetary or equitable relief, attorneys’ or experts’ fees or costs, forum fees or costs, or any tangible or intangible property of Executive’s that remains with any of the Releasees; and (d) Claims arising under any other applicable law, regulation, rule, policy, practice, promise, understanding, or legal or equitable theory whatsoever; provided, however, that Executive does not release (i) any claims that arise after the date of this Post-Transition Period Release; (ii) any Claims for breach of the Agreement (including the Surviving Provisions and this Post-Transition Period Release) or to enforce the terms of the Agreement; (iii) any Claims for vested benefits under any Executive pension plan or future payments of vested amounts under the Plan; (iv) any rights in connection with the equity grants described in Section 2(b) of the Agreement; (v) any Claims pursuant to the Deferred Compensation Plan of the Company which was adopted January 1, 2016; (iv) any Claims that cannot be waived or released as a matter of law; or (v) any Claims for indemnification or insurance coverage extending to or covering Executive by contract or under federal or state law as a result of his status as an Executive of the Company or as a member of the Board of Directors.

2.Executive represents and warrants that Executive has never commenced or filed, or caused to be commenced or filed, any lawsuit or arbitration against any of the Releasees. Except as otherwise provided in Paragraph 1 of this Post-Termination Release, Executive further agrees not to directly or indirectly commence, file, or in any way pursue, or cause or assist any person or entity to commence, file, or pursue, any Claim, lawsuit or arbitration against any of the Releasees in the future. Notwithstanding anything in this Post-Termination Release, any other agreement between Executive and the Company, or any Company policy to the contrary, Executive is not restricted or prohibited from initiating communications directly with, responding to any inquiries from, providing truthful testimony before, providing information to (except information protected by any of the Releasees’ attorney-client or work product privilege), reporting possible violations of law or regulation to, or from filing a claim or assisting with an investigation directly with a self-regulatory authority or a government agency or entity, including the Regulators, or from making other disclosures that are protected under the whistleblower provisions of state or federal law or regulation. However, Executive agrees that he is waiving his right to receive any individual monetary or other relief (including, but not limited to, reinstatement, back pay, front pay, damages, attorneys’ or experts’ fees, costs, and/or disbursements) from the Releasees resulting from such claims, regardless of whether Executive or another party has filed them. Executive does not need the prior authorization of the Company to engage in such communications, respond to such inquiries, provide information (except information protected by any of the Releasees’ attorney-client or work product privilege) or documents to the Regulators, or make any such reports or disclosures to the Regulators. Executive is not required to notify the Company that he has engaged in such communications with the Regulators. In the event Executive discloses any Confidential Information in a filing in connection with a legal claim related to the foregoing permissible activities, Executive agrees that such filing shall be made under seal.
3.Executive agrees to indemnify and hold harmless each and all of the Releasees from and against any and all direct and indirect losses, costs, damages, and/or expenses, including, but not limited to, attorneys’ and experts’ fees, costs, and disbursements incurred by the Releasees, or any of them, arising out of any breach by Executive of the Agreement or this Post-Transition Period Release, or out of the fact that any representation or warranty made by Executive in the Agreement or this Post-Transition Period Release was false when made. Each of the Releasees is expressly intended to be a third party beneficiary of the Agreement and Post-Transition Period Release, and shall have authority to enforce the Agreement, including this Post-Transition Period Release, in accordance with its terms.
4.This Post-Transition Period Release is part of the Agreement and, once executed, may be enforced in accordance with the provisions of the Agreement, including Section 17 of the Agreement. Executive acknowledges and agrees that the Agreement remains in full force and effect and, together with this Post-Transition Period Release, forms the entire agreement between the parties.

5.If Executive timely executes and returns this Post-Transition Period Release in the manner provided above, this Post-Transition Period Release will immediately become fully binding,

effective, irrevocable, and enforceable on the date it is executed (the “Post-Transition Period Release Effective Date”). If Executive fails to timely execute and return this Post-Transition Period Release, then this Post-Transition Period Release will automatically be null and void and of no force or effect. By signing below, Executive acknowledges that he has carefully read the Agreement, including this Post-Transition Period Release, and that Executive has had the opportunity to thoroughly discuss its terms with counsel of his choosing. Executive fully understands the terms of the Agreement, including this Post-Transition Period Release, and its final and binding effect. No other promises or representations were made to Executive other than those set forth in the Agreement, including this Post-Transition Period Release. Executive states that he is fully competent to manage his business affairs and understands that he may be waiving legal rights by signing this Post-Transition Period Release.

6.Under the Older Workers Benefit Protection Act of 1990, Executive acknowledges the following:

(a)That Executive has been advised and is hereby advised by the Company to consult an attorney regarding this Agreement before executing it;

(b)That Executive has been afforded twenty-one (21) days to consider whether he is willing to enter into it, although Executive may, in the exercise of his own discretion, sign it or reject it at any time before the expiration of the 21 days;

(c)That, within seven (7) days after executing this Agreement, Executive may revoke it by delivering a written notice of revocation to the same person as Employee returned this Agreement; and

(d)That this Agreement is not enforceable until the 7-day revocation period has passed.

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COMPANY:

NATURAL GAS SERVICES GROUP, INC.

By:    ____________________________________        _____________________________
Name:    ____________________________________        Date
Title:    ____________________________________

EXECUTIVE:

___________________________________________        _____________________________
Stephen C. Taylor                        Date